UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:
            Preliminary Proxy Statement
            Confidential, for Use of the Commission Only (as permitted) by Rule 14a-6(e)(2)
  X        Definitive Proxy Statement
            Definitive Additional Materials
            Soliciting Material Pursuant to Section 240.14a-12

FIRST PULASKI NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  X        No fee required.
            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                      N/A

(2) Aggregate number of securities to which transactions applies:
                                      N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A

(4) Proposed maximum aggregate value of transaction:
                                      N/A

(5) Total fee paid:
                                      N/A

            Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
                                      N/A

(2) Form, Schedule or Registration Statement No.:
                                      N/A

(3) Filing Party:
                                      N/A

(4) Date Filed:
                                      N/A

FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE 38478

JAMES T. COX
CHAIRMAN OF THE BOARD

April 12, 2005

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of First Pulaski National Corporation, the holding company for First National Bank of Pulaski. The meeting will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 28, 2005, at 1:00 p.m., local time. A complimentary luncheon will precede the meeting, at 12:00 noon.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Putman & Hancock, Certified Public Accountants, the Company's registered public accounting firm, will be present to respond to appropriate questions of shareholders. A copy of the Company's Annual Report to Shareholders for the year 2004 is also included with this mailing.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. There will be a registration table in the lobby of the Bank where you should report upon your arrival in order that we may properly register your vote, whether by proxy or in person. We ask that you do this prior to the luncheon.

          We look forward to seeing you at the meeting.

Sincerely,

/s/James T. Cox

James T. Cox
Chairman of the Board

FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 28, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 28, 2005, at 1:00 p.m., local time, for the following purposes:

(1) To elect eleven (11) directors of the Company;

(2) To ratify the appointment of the Certified Public Accounting Firm of Putman & Hancock, Certified Public Accountants, as the Company's registered public accounting firm for the fiscal year ending December 31, 2005; and

(3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

                           NOTE:  The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 22, 2005 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                                           /s/Tracy Porterfield

TRACY PORTERFIELD
       CORPORATE SECRETARY

Pulaski, Tennessee
April 12, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478
(931) 363-2585

ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"). The Company is the holding company for First National Bank of Pulaski (the "Bank"). The Meeting will be held in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 28, 2005, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 7, 2005. The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. This proxy solicitation will be paid for by the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 22, 2005 ("the Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 1,601,471 shares of Common Stock issued and outstanding held by 1,492 shareholders.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the ratification of the appointment of the registered public accounting firm. If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

        The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. The Company's Charter provides that shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for, or withheld from, each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

        With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting. Ratification of the appointment of the registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Abstentions will have the effect of a vote against the outcome of this proposal while broker non-votes will have no effect on the outcome of this proposal.

        Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        Proxy Solicitation. The Company will pay the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 22, 2005 (unless otherwise noted), for:

  each of the Company's directors and nominees.
  each of the Company's executive officers named in the Summary Compensation Table; and
  all of the Company's directors and executive officers as a group.

        The percentages of shares outstanding provided in the tables are based on 1,601,471 voting shares outstanding as of March 22, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person. The number of shares shown also includes the interest of certain persons in shares held by family members in their own right and in shares that the person has the right to acquire within sixty (60) days following March 22, 2005. Shares issuable upon exercise of options that are exercisable within sixty days following March 22, 2005 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May Be Acquired Within 60 Days Following March 22, 2005 by Exercising Options	Percent of Shares Outstanding

Directors
David E. Bagley	9,484 (2)	0	0.59%
Johnny Bevill	23,130 (3)	250	1.46%
James K. Blackburn, IV	4,393	4,000	0.52%
Wade Boggs	8,085 (4)	0	0.51%
James H. Butler	7,000 (5)	2,000	0.56%
James T. Cox (6) (15)	17,229 (7)	0	1.08%
Gregory G. Dugger	7,730 (8)	0	0.48%
Charles D. Haney	10,244 (9)	0	0.64%
James Rand Hayes	23,010 (10)	0	1.44%
Mark A. Hayes (6) (15)	4,700 (11)	12,500	1.07%
W. Harwell Murrey	29,597 (12)	3,341	2.05%
Bill Yancey	8,350 (13)	250	0.54%

Named Executive Officers
Donald A. Haney (15)	800 (14)	2,000	0.17%

Directors and Executive Officers as a group (14 persons)	154,708	25,341	11.08%

________________________

(1)    The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)    Includes 600 shares held by Bagley & Bagley Insurance Company, 7,524 shares held by Citigroup Global Markets for benefit of David Bagley, 510 shares held as custodian for children, 850 shares held jointly with wife.
(3)    Includes 11,565 shares held by wife.
(4)    Includes 4,043 shares held by wife.
(5)    Includes 6,275 shares held jointly with wife and 725 shares held jointly with three children and grandchildren.
(6)    Mr. Cox and Mr. Hayes are Named Executive Officers of the Company.
(7)    Includes 2,000 shares held by wife, 250 shares held by Smith Barney for benefit of James T. Cox IRA, 250 shares for the benefit of James T. Cox, 5,000 shares held by Citigroup Global Markets for benefit of James T. Cox IRA and 1,000 shares held by Smith Barney for benefit of James T. Cox, IRA.
(8)    Includes 1,665 shares held by Citigroup Global Markets for benefit of Gregory G. Dugger IRA.
(9)    Includes 7,490 shares held jointly with wife, 200 shares held jointly with wife as trustee for children and 2,554 shares in trust for employees of Physicians & Surgeons, Inc.
(10)   Includes 11,505 shares held by wife.
(11)   Held jointly with wife.
(12)   Includes 17,149 shares held by wife and 2,554 shares in trust for employees of Physicians & Surgeons, Inc.
(13)   Held jointly with wife.
(14)   Includes 60 shares held jointly with wife and children, 100 held by CGM IRA Custodian for benefit of Donald A. Haney, 450 shares held jointly with wife, and 190 shares held by CGM IRA Custodian for benefit of wife.
(15)   Mr. Cox, Mr. Hayes and Mr. Haney serve as Trustees for the First National Bank of Pulaski Employee Profit Sharing Plan, pursuant to which they have the ability to vote the shares held by the Plan and allocated to individual participant accounts. The shares reflected in the above table do not include shares held by the First National Bank of Pulaski Employee Profit Sharing Plan for which these individual have the right to vote as trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

        Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2004 fiscal year.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

         The Bylaws of the Company currently state that the Board of Directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the Board of Directors of the Company is made up of twelve (12) members. The Board of Directors of the Company will also serve as the Board of Directors of the Bank. W. Harwell Murrey will retire from the Board of Directors, effective at the 2005 Annual Meeting. In connection therewith, the Board of Directors has approved a resolution to reduce the size of the Board of Directors to eleven (11) members effective upon Dr. Murrey's retirement.

        The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's Board of Directors as listed below.

         It is intended that the proxies solicited by the Company's Board of Directors will be voted FOR the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the Board of Directors. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve and each of the nominees has consented to serve if elected.

        The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years

David E. Bagley	51	4/22/93	President, Bagley & Bagley Insurance, Inc.
Johnny Bevill	69	10/19/81	Owner, Davis & Eslick Market (held from 1958-1999, now retired)
James K. Blackburn, IV	62	4/07/83	Owner, Lairdland Farm Real Estate Broker
Wade Boggs	41	4/20/95	Owner, WashMaster Car Washes (1983-2001) Commercial Rental Property and Investments Real Estate Broker
James H. Butler	58	4/05/84	Real Estate Broker, Owner, Butler Realty
James T. Cox	67	3/17/99	Chairman of the Board of the Company and the Bank
Gregory G. Dugger	55	4/22/93	Dentist
Charles D. Haney (1)	50	4/22/93	Physician
James Rand Hayes	68	4/07/83	Owner, Hayes Properties
Mark A. Hayes	43	8/14/01	CEO and President of the Company and the Bank
Bill Yancey	60	4/04/91	Farmer

____________________________

        (1) Dr. Haney is the brother of Donald A. Haney, the Bank's Chief Operating Officer.

        The Board of Directors of the Company has a Nominations and Compensation Committee which is responsible for recommending director nominees for election to the Board of Directors.

        When considering potential candidates for nomination to the Company's Board of Directors, including those recommended by the Company's shareholders, the Nominations and Compensation Committee reviews the potential candidates in light of the requirements and minimum qualifications set forth in the Company's Professional and Corporate Governance Guidelines (the "Corporate Governance Guidelines"). As set out in the Corporate Governance Guidelines, candidates for membership to the Company's Board of Directors should possess the following characteristics:

  Integrity;

  Independence;

  Objectivity;

  Informed Judgment;

  Financial Literacy;

  Mature Confidence; and

  High Standards.

        The Corporate Governance Guidelines also provide that each candidate should contribute knowledge, experience or skills in the following areas:

  Accounting and Finance;

  Business Judgment;

  Understanding of Management;

  Crisis Response;

  Industry Knowledge;

  Leadership; or

  Strategy and Vision.

        The Nominations and Compensation Committee, along with the Board of Directors, is authorized under the terms of the Corporate Governance Guidelines, to select potential candidates for membership on the Board of Directors. These candidates are identified by members of the Nominations and Compensation Committee and the members of the Board of Directors through conversations with other members of the Board of Directors, members of senior management and other members of the communities served by the Company as well as by shareholders making recommendations in accordance with the provisions contained in the Company's bylaws, as summarized below. Candidates represent individuals three-fourths of the members of the Board of Directors have approved contacting to determine possible interest of such individual in serving on the Board of Directors should a vacancy arise or additional directors be added to the Board of Directors.

        As discussed above, the Nominations and Compensation Committee will consider nominees recommended by any shareholder of the Company who delivers timely notice of the nomination in proper written form to the Company's secretary at the Company's principal executive office. To be timely, the notice must be received not less than 120 days prior to the anniversary of the date that the previous year's proxy statement was mailed to shareholders if the annual meeting at which the director would be elected, if nominated, is held within 30 days of the anniversary of the prior year's meeting. The notice must include certain biographical information about both the proposed nominee and the shareholder submitting the proposal as well as disclose the number of shares of Company Common Stock owned by each of the proposed nominee and the shareholder making the proposal. The proposal must also contain the proposed nominee's written consent to being named as a nominee in the proxy statement and to serving on the Board of Directors if nominated and subsequently elected. For a more complete summary of the procedure you are encouraged to consult the Company's bylaws.

        Unless directed otherwise by the shareholders, the enclosed proxy will be voted FOR the election of the nominees for directors listed. The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.

        The Company's Board of Directors has established procedures for the Company's shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company's directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478.

        On March 16, 2004, the Board of Directors adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is held immediately following the annual meeting of shareholders each year. All of the directors attended the 2004 Annual Meeting of Shareholders.

        The Company has adopted a code of conduct for its senior executive and financial officers (the "Code of Conduct"), a copy of which will be provided to any person, without charge, upon request to the Company at 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478, Attention: Corporate Secretary. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Conduct in accordance with the rules and regulations of the SEC.

DESCRIPTION OF THE BOARD & COMMITTEES

        In 1999, the Company established a Nominations and Compensation Committee. Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee. Decisions regarding the Company's audit process are made by the joint Audit Committee of the Board of Directors of the Bank and the Company, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Company as a whole. The Board of Directors of the Company holds regular meetings every quarter and special meetings as called.

        Members of the Company's and the Bank's Nominations and Compensation Committees are the same and are David Bagley, James K. Blackburn, and Wade Boggs, each of whom is "independent" within the meaning of the listing standards of the New York Stock Exchange, Inc. (the "NYSE"). The Nominations and Compensation Committee of the Company is responsible for recommending to the Board of Directors individuals to serve as directors while the Nominations and Compensation Committee of the Bank is responsible for recommending the compensation levels of certain of the Bank's executive officers. The Nominations and Compensation Committee does not have a written charter. The Company's Nominations and Compensation Committee held one (1) meeting during 2004. The Bank's Nominations and Compensation Committee held six (6) meetings during 2004.

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which reviews annual and interim reports of the registered public accounting firm and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank and operates under the terms of a written charter. The current members of the Audit Committee are David E. Bagley, Johnny Bevill, James K. Blackburn, Wade Boggs, and James Rand Hayes, each of whom is "independent" within the meaning of the NYSE listing standards and the rules and regulations of the SEC. The Audit Committee met a total of thirteen (13) times during 2004.

        While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an "audit committee financial expert" as defined by the SEC's rules and regulations serving on the Audit Committee. The Board of Directors believes, however, that the current members of the Company's Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an "audit committee financial expert" who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company's business and the importance of knowledge of the local communities served by the Bank.

        Membership on the Bank's Executive and Loan Committee consisted of all members of the Company's and the

Bank's Board of Directors with the exception of Dr. Charles D. Haney. The Executive and Loan Committee is responsible for reviewing the Bank's loan portfolio and approving certain loans that exceed internally specified lending limits. The Bank's Executive and Loan Committee met 24 times in 2004.

        During the fiscal year ended December 31, 2004 the Board of Directors of the Company held an organizational meeting after the annual shareholders meeting, four (4) regularly scheduled quarterly meetings and two (2) specially called meetings for a total of seven meetings. All of the directors who serve on the Board of Directors of the Bank also serve on the Company's Board of Directors. During the year 2004, no incumbent director attended fewer than 75% of the total number of meetings of the Company's and the Bank's Board of Directors and any of the committees upon which such director serves. The Board of Directors of the Bank has three (3) additional standing committees that oversee the Company's option plans and stock purchase plan. One administers the First Pulaski National Corporation 1997 Stock Option Plan, one the First Pulaski National Corporation 1994 Employee Stock Purchase Plan and one the First Pulaski National Corporation 1994 Stock Option Plan for Outside Directors. These committees did not meet during the year 2004. The Board of Directors of the Bank formed a new Strategic Planning Committee in 2003. This committee, consisting of Wade Boggs, Charles D. Haney and Bill Yancey, meets only when needed and met once during 2004.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

DIRECTOR COMPENSATION

        The directors of the Company and of the Bank, are compensated under a deferred compensation plan at the rate of $800 for each board meeting of the Company and the Bank attended. Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $300 per committee meeting. If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $400 per meeting, for those in attendance. The membership of the Executive and Loan Committee consists of all but one of the members of the Bank's Board of Directors. Additionally, directors who serve on the Audit Committee of the Bank receive $400 per meeting plus an additional $100 per meeting held to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K. Directors who serve on other committees of the Board of Directors of the Company and the Bank receive $100.00 per meeting. James T. Cox and Mark A. Hayes, the only directors who are also employees of the Bank, receive director fees for meetings of the Board of Directors and Executive and Loan Committee meetings. Interest is credited by the Company and the Bank on amounts deferred at rates between 9.25% and 13.25%.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following information is provided for James T. Cox, the Company's and the Bank's Chairman of the Board, Mark A. Hayes, the Chief Executive Officer and President of the Company and the Bank and Donald A. Haney, the only other executive officer who received salary and bonus compensation in excess of $100,000 in 2004. Mr. Cox, Mr. Hayes and Mr. Haney are collectively the Company's "Named Executive Officers".

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options (#)	All Other Compensation (1) ($)

James T. Cox Chairman of the Board of the Company and the Bank	2004 2003 2002	$167,892 $163,196 $157,269	$6,419 $5,786 $5,634		$47,099 $44,587 $46,480
Mark A. Hayes CEO and President of the Company and the Bank	2004 2003 2002	$167,892 $157,865 $148,288	$6,419 $5,786 $5,407		$51,160 $41,676 $41,310
Donald A. Haney Senior Vice-President and Chief Operating Officer of the Bank	2004 2003 2002	$126,103 $117,244 $109,645	$4,964 $4,348 $4,063	5,000	$20,218 $19,122 $549

___________________

(1)     Represents for the fiscal years 2004, 2003 and 2002 respectively (i) Company contributions to a defined contribution plan in the amount of $26,666, $24,174 and $23,460 for Mr. Cox, $27,191, $23,136 and $21,642 for Mr. Hayes, and $19,707, $18,510 and $0 for Mr. Haney; (ii) premiums paid by the Company with respect to life insurance policies on the life of Messrs. Cox, Hayes and Haney payable to beneficiaries designated by Messrs. Cox, Hayes and Haney, of $2,533, $2,413 and $4,421 for Mr. Cox, $492, $490 and $564 for Mr. Hayes, and $415, $444 and $465 for Mr. Haney; (iii) directors fees paid by the Company and the Bank in the amount of $17,900, $18,000 and $18,600 for Mr. Cox and $17,800, $18,000 and $18,900 for Mr. Hayes, (iv) interest paid by the Bank (for which Messrs. Cox, Hayes and Haney served as executive officers) on loans from which the proceeds were used to purchase Company Common Stock, as arranged by the Bank, to Mr. Hayes in the amount of $0, $50 and $204 and to Mr. Haney in the amount of $63, $143 and $84 and (v) amounts associated with the use of a bank-owned automobile of $5,677, $0 and $0 for Mr. Hayes.

Option Grants in 2004

        The Company granted no options or stock appreciation rights to named executive officers during the year 2004.

Aggregate Option Exercises During 2004 and Fiscal Year-End Option Values

        The following table sets forth information about the number and year-end values of exercisable and unexercisable options held by the Company's CEO and its other named executive officers for the year ended December 31, 2004.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired	Value	At December 31, 2004		At December 31, 2004(1)
Name	on Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
James T. Cox (2)	1,000	$17,000	None	None	----	----
Mark A. Hayes (3)	2,500	$58,500	12,500	None	$226,000	----
Donald A. Haney	None	----	2,000	3,000	$2,000	$3,000

___________________

(1) Price quotations for the Company's Common Stock are not available on NASDAQ or on any other quotation service. The option value shown for December 31, 2004, is based upon the difference between the exercise prices of the options and $50.00, the price, of which the Company is aware, at which the Company's Common Stock was traded on a date closest to December 31, 2004. Trading in the Company's Common Stock has been sporadic and in limited amounts and the Company believes that such trades in 2004 took place at prices between $45.00 and $50.00.

(2) James T. Cox exercised stock options during 2004 in the amount of 1,000 shares. The value realized on the exercise of his options, as shown in the table, is based upon the difference between the exercise price and $50.00, the price, of which the Company is aware, at which the Company's Common Stock was traded on the date closest to and before the date Mr. Cox exercised his options.

(3) Mark A. Hayes exercised stock options during 2004 in the amount of 2,500 shares. The value realized on the exercise of his options, as shown in the table, is based upon the difference between the exercise price and $50.00, the price, of which the Company is aware, at which the Company's Common Stock was traded on the date closest to and before the date Mr. Hayes exercised his options.

BOARD COMPENSATION COMMITTEE REPORT

        Because the Chairman of the Board and the Chief Executive Officer and President of the Bank are employees of the Bank, matters of executive compensation, including bonuses, are determined by the Nominations and Compensation Committee of the Board of Directors of the Company, subject to the approval of the Board of Directors of the Company.

        In setting the 2004 compensation of James T. Cox, Chairman of the Board, and Mark A. Hayes, Chief Executive Officer and President, of both the Bank and the Company, the Nominations and Compensation Committee of the Company (the "Committee") reviewed a Tennessee Banking Association survey of compensation levels for Chief Executive Officers and Presidents of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chairman of the Board and the Chief Executive Officer and President with amounts comparable to the chairmen and presidents, respectively, of other financial institutions of similar size that are located in similar markets. In determining compensation levels, the Committee further reviewed: (1) the Bank and the Company's overall financial performance in 2003, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) Mr. Cox's and Mr. Hayes' direct business contribution to the Bank.

        The 2004 Compensation levels for Donald A. Haney and Tracy Porterfield were based on similar criteria and considerations and were approved by the Chairman of the Board and the President of the Company.

        Executive Officers were eligible for, and received, a cash bonus as well under the Company's Bonus Program as determined by the Board of Directors based upon the Company's overall financial performance. The decision of the

Committee and the Board of Directors to award bonuses was based upon the Committee's and the Board of Directors' belief that the Company's financial performance was sound and consistent with the Company's past performance. Specific quantitative performance measures of the Company, the Bank and each individual were used to determine the amount of bonus awarded. Bonuses for executive officers, including the Chairman of the Board and the Chief Executive Officer and President, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

Wade Boggs, Chairman
David Bagley
James K. Blackburn

        The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2004

        The primary function of our committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence.

        In carrying out our responsibilities, we look to management and the registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls. The registered public accounting firm is responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statement's conformity with generally accepted accounting principles.

        In performance of our oversight function, we have reviewed and discussed the consolidated financial statements with management and Putman & Hancock, Certified Public Accountants, the registered public accounting firm. Management and Putman & Hancock told us that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed with Putman & Hancock matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

        We have also discussed with Putman & Hancock their independence from the Company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from Putman & Hancock to us pursuant to Standard No. 1. We considered whether non-audit services provided by Putman & Hancock to the Company are compatible with maintaining the auditor's independence.

        We discussed with Putman & Hancock the overall scope and plans for its audit. We met with Putman & Hancock to discuss the results of its examinations, its evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        Based on the matters referred to above, in reliance on management and Putman & Hancock, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        We have also recommended to the Board of Directors, and the Board of Directors has appointed, Putman & Hancock to audit the Company's financial statements for 2005, subject to shareholder ratification of that appointment.

Johnny Bevill, Chairman	David E. Bagley	James K. Blackburn
Wade Boggs	James Rand Hayes

        The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index, for the period of five years beginning December 31, 1999 and ended December 31, 2004.

         The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act , except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         The cumulative total return reflected in the graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31,1999 and that all dividends were reinvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Serving on the Nominations and Compensation Committee of the Company during 2004 were David Bagley, James K. Blackburn, and Wade Boggs. None of these persons at any time during fiscal 2004 was an employee of the Company or the Bank. In addition, none of these persons has at any time been an officer of the Company or the Bank. In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 2004 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        The Company has appointed, and the shareholders are requested to ratify this appointment, the firm of Putman & Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the registered public accounting firm of the Company for the year ending December 31, 2005. James M. Putman and his associates have been the Company's auditors since 1981 and the Board of Directors considers the firm of Putman & Hancock to be well qualified. A representative of Putman & Hancock is expected to attend the shareholder's meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders. Shareholders should recognize that the ratification of approval of Putman & Hancock, Certified Public Accountants, does not preclude the Company from subsequently determining to change registered public accounting firm if it determines such action to be in the best interests of the Company.

        Putman & Hancock in 2004 provided the following audit services: examination of financial statements of the Company, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Company's interim financial statements.

        Proxies solicited by management will be voted "For" the ratification of the selection of Putman & Hancock, Certified Public Accountants as the Company's independent audit firm unless shareholders specify a contrary choice in their proxies.

Fees Incurred by the Company from Putman & Hancock During 2004 and 2003

        During the years ended December 31, 2004 and December 31, 2003, the Company incurred the aggregate fees set forth below from Putman & Hancock, the Company's registered public accounting firm:

	2004	2003

Audit Fees[1]	$58,810	$55,420
Audit-Related Fees
Tax Fees[2]	6,410	8,400
All Other Fees

Total Fees	$65,220	$63,820

________________________
    Audit Fees include fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.

    Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.

        The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the registered public accounting firm to the Company. The policy requires that all services Putman & Hancock, the Company's registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Putman & Hancock during fiscal 2004 prior to Putman & Hancock performing such services.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PUTMAN & HANCOCK, CPA'S, AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDERS' PROPOSALS

        In order for any proposals by shareholders to be included in the Company's 2006 proxy statement and to be considered at the 2006 annual meeting, all such proposals intended for presentation at the 2006 annual meeting must be mailed to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later December 7, 2005.

        Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

        For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2006 proxy statement) a shareholder must forward such proposal to Mr. Porterfield at the address set forth above prior to February 21, 2006.

ANNUAL REPORT AND FORM 10-K

        The annual report of the Company to its shareholders for the calendar year 2004 is being delivered with this proxy statement.

        Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be mailed to shareholders without charge, upon written request made to: Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                                                                                By order of the Board of Directors

                                                                                                /s/Tracy Porterfield

                                                                                                Tracy Porterfield
                                                                                                Corporate Secretary

FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

PLEASE SIGN AND RETURN

        Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint James T. Cox, Johnny Bevill and Tracy Porterfield, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 22, 2005, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 28, 2005, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1)    Election as Directors of the eleven (11) persons listed below:

FOR [ ] all nominees listed except as marked to the contrary below. No mark through will be indicated as a vote for the named individual.		WITHHOLD AUTHORITY FOR ALL [ ]

David E. Bagley Wade Boggs James Rand Hayes Bill Yancey	Johnny Bevill James H. Butler Gregory G. Dugger Mark A. Hayes	James K. Blackburn, IV James T. Cox Charles D. Haney

IF YOU DESIRE TO WITHHOLD AUTHORITY FOR ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS NAME.

(2)    Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(3)    Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

        THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST", "ABSTAIN" OR "WITHHOLD AUTHORITY FOR" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

        TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL MEETING, CHECK THIS BLOCK [     ].

        The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

        IN WITNESS WHEREOF, I have hereunto set my hand this the __________ day of _________________, 2005.

Number of shares:	Proxy Number:

Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. All co-owners must sign.